EXHIBIT 99.1

NMI Holdings, Inc. Reports First Quarter 2014 Financial Results

EMERYVILLE, CA - May 13, 2014 - NMI Holdings, Inc., (NASDAQ: NMIH) (the “Company”), the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company, today reported its results for the three months ended March 31, 2014. The Company reported a net loss for the quarter ended March 31, 2014 of $15.1 million, or $0.26 per share.
In the first quarter of 2014, the Company had primary new insurance written of $354.3 million compared to $157.6 million of primary new insurance written in the quarter ended December 31, 2013. The Company did not write any new pool insurance in the quarter.
"National MI is off to a great start in 2014," said Bradley Shuster, president and CEO of NMI Holdings, Inc. "There has been a tremendous response from our existing customers and we continue to build new relationships with additional mortgage banks, lenders and credit unions."
As of March 31, 2014, the Company had primary risk-in-force of $115.5 million compared to primary risk-in-force of $36.5 million as of December 31, 2013. Pool risk-in-force as of March 31, 2014 was $93.1 million.
In the first quarter of 2014, the Company had total revenues of $4.2 million, comprised of $1.9 million in premiums earned, $1.5 million of investment income and $0.8 million of gain from the change in the fair value of the warrant liability. Total expenses for the quarter were $19.3 million.
At March 31, 2014, the Company had approximately $453.7 million of cash and investments and book equity of $453.5 million or $7.81 in book value per share, based on shares outstanding of 58,067,326. This book value excludes any benefit attributable to the Company’s net deferred tax asset.
Cash and investments at the holding company stood at $246.4 million at March 31, 2014, excluding investments in the Company's insurance subsidiaries. Cash and investments at the Company's insurance subsidiaries at March 31, 2014 was $207.3 million.
"National MI is the first and only mortgage insurer to underwrite every loan, which has resonated very well in the mortgage industry based on our customer feedback," Shuster said. "In fact, we believe National MI's innovative approach to mortgage insurance and our unique business model have fundamentally changed the way the industry and our customers view the risk and underwriting process."

"National MI led the industry by introducing rescission relief after 12 months. Today, we remain the only mortgage insurer to grant 12 month rescission relief on every loan we insure, through both delegated and non-delegated channels," Shuster added. "The entire team at National MI is excited about continuing to bring innovative change to the industry in 2014, our first full year of providing mortgage insurance and helping families in all 50 states and the District of Columbia achieve home ownership," Shuster said.

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call tomorrow, May 14, 2014 at 5:00 a.m. Pacific time / 8:00 a.m. Eastern time to allow analysts and stockholders the opportunity to hear management discuss the Company's quarterly results. The conference call will be broadcast live on the Company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers, using conference ID: 51892317 or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors” in our most recent Registration Statement on Form S-1, and described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission, including our Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. Consequently, our actual results could differ materially from those anticipated in such forward-looking statements contained in this press release. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Media Contact:
Mary McGarity
Strategic Vantage Marketing & Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the Quarter Ended March 31,
	2014	2013
	(In Thousands, except per share data)
Revenues
Premiums written
Direct	$5,178	$—
Net premiums written	5,178	—
Increase in unearned premiums	(3,274)	—
Net premiums earned	1,904	—
Net investment income	1,489	410
Net realized investment gains	—	28
Gain from change in fair value of warrant liability	817	35
Gain from settlement of warrants	37	—
Total Revenues	4,247	473
Expenses
Insurance claims and claims expenses, net	—	—
Amortization of deferred policy acquisition costs	19	—
Other underwriting and operating expenses	19,283	12,426
Total Expenses	19,302	12,426
Net Loss	$(15,055)	$(11,953)

Loss per share
Basic and diluted loss per share	$(0.26)	$(0.22)
Weighted average common shares outstanding	58,061,299	55,500,100

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	March 31, 2014	December 31, 2013
	(In Thousands)
Total investment portfolio	$410,876	$409,088
Cash and cash equivalents	42,792	55,929
Deferred policy acquisition costs, net	977	90
Software and equipment, net	9,226	8,876
Other assets	7,313	7,236
Total Assets	$471,184	$481,219
Reserve for insurance claims and claims expenses	$—	$—
Accounts payable and accrued expenses	7,373	10,052
Unearned premium	4,721	1,446
Warrant liability	5,504	6,371
Other liabilities	133	133
Total Liabilities	17,731	18,002
Total Shareholders' Equity	453,453	463,217
Total Liabilities and Shareholders' Equity	$471,184	$481,219

EXHIBIT 99.1

New Insurance Written, Insurance in Force, and Risk in Force

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Primary	(Dollars in Thousands)
New insurance written	$354,313	$157,568	$3,560	$1,045
Insurance in force (end of period)	$514,796	$161,731	$4,604	$1,045
Risk in force (end of period)	$115,467	$36,516	$1,196	$257
Policies in force (end of period)	2,072	653	22	6
Weighted-average coverage (1)	22.4%	22.6%	26.0%	24.6%
Loans in default (count)	—	—	—	—

(1) End of period RIF divided by IIF.
The table below reflects our primary NIW, IIF and RIF by FICO for the 2014 and 2013 books as of March 31, 2014.

	NIW		IIF		RIF
	(Dollars in Thousands)
Primary - 2014 Book	As of March 31, 2014
>= 740	$255,210	72.0%	$254,904	72.0%	$56,089	70.9%
680 - 739	96,708	27.3	96,701	27.3	22,498	28.4
620 - 679	2,395	0.7	2,231	0.7	557	0.7
<= 619	—	—	—	—	—	—
Total	$354,313	100.0%	$353,836	100.0%	$79,144	100.0%

Primary - 2013 Book	As of March 31, 2014
>= 740	$113,907	70.2%	$114,452	71.1%	$25,510	70.2%
680 - 739	47,102	29.0	45,499	28.3	10,539	29.0
620 - 679	1,163	0.8	1,009	0.6	274	0.8
<= 619	—	—	—	—	—	—
Total	$162,172	100.0%	$160,960	100.0%	$36,323	100.0%
The table below reflects our pool NIW, IIF, and RIF by FICO for the 2013 book as of March 31, 2014.

	NIW		IIF		RIF
	(Dollars in Thousands)
Pool - 2013 Book	As of March 31, 2014
>= 740	$4,186,844	81.0%	$4,072,426	81.0%	$75,195	80.8%
680 - 739	832,755	16.1	809,222	16.1	15,146	16.2
620 - 679	152,065	2.9	147,029	2.9	2,749	3.0
<= 619	—	—	—	—	—	—
Total	$5,171,664	100.0%	$5,028,677	100.0%	$93,090	100.0%

EXHIBIT 99.1

	NIW		IIF		RIF
	(Dollars in Thousands)
Total Portfolio	As of March 31, 2014
>= 740	$4,555,961	80.1%	$4,441,782	80.1%	$156,794	75.2%
680 - 739	976,565	17.2	951,422	17.2	48,183	23.1
620 - 679	155,623	2.7	150,269	2.7	3,580	1.7
<= 619	—	—	—	—	—	—
Total	$5,688,149	100.0%	$5,543,473	100.0%	$208,557	100.0%

Total primary RIF on defaulted loans					$—

As of March 31, 2014	Primary	Pool
Percentage of RIF by Loan Type
Fixed	91.8%	100.0%
Adjustable rate mortgages:
Less than five years	—	—
Five years and longer	8.2	—
Total	100.0%	100.0%

As of March 31, 2014	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
Total RIF by LTV	(Dollars in Thousands)
95.01% and above	$464	0.4%	6	$—	—%	—
90.01% to 95.00%	54,430	47.1	811	—	—	—
85.01% to 90.00%	47,435	41.1	787	—	—	—
80.01% to 85.00%	13,138	11.4	468	—	—	—
80.00% and below	—	—	—	93,090	100.0	21,538
Total RIF	$115,467	100.0%	2,072	$93,090	100.0%	21,538

	March 31, 2014	December 31, 2013
Average Primary Loan Size by FICO	(In Thousands)
>= 740	$251	$253
680 - 739	244	237
620 - 679	223	194
<= 619	—	—